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                                                 December 30, 1996



Excelsior Funds
6 St. James Avenue
Boston, Massachusetts  02116


         RE: Shares Registered by Post-Effective Amendment No. 5 to Registration Statement on Form N-1A (File No. 33-71306)


Ladies and Gentlemen:

                  We acted as counsel to Excelsior Funds (the "Trust"), a Delaware business trust, in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 5 to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, registering 345,151,345 shares of the Trust's Institutional Money Fund7 to be issued and sold by the Trust (the "Shares"). The registration of such Shares has been made in reliance upon Rule 24e-2 under the Investment Company Act of 1940, as amended.

         In giving the opinion stated below, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Trust's Certificate of Trust, By-Laws, resolutions of its Board of Trustees and such other documents and legal and factual matters as we have deemed appropriate.

         In giving the opinion stated below, we have assumed:

                   (i) the valid existence of each party to the documents examined by us under the laws of the jurisdiction governing its organization;

                   (ii) that each party has the power and authority to execute and deliver, and to perform its obligations under, the documents examined by us;

                   (iii) that each party has duly authorized, executed and delivered the documents examined by us;
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Excelsior Funds
December 30, 1996
Page 2

                   (iv) that the Trust Instrument constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the creation, operation and termination of the Trust, and that the Trust Instrument and the Certificate of Trust are in full force and effect and have not been amended;

                  (v) that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified; and

                  (vi) that the Shares will be issued and paid for in accordance with authorizations of the Trustees of the Trust under the Trust Instrument and as contemplated by the Prospectus.

         We have relied on an opinion of Richards, Layton & Finger, special Delaware counsel to the Trust, insofar as our opinion below relates to matters arising under the laws of the State of Delaware. This opinion is based exclusively on the Delaware Business Trust Act and the Federal law of the United States of America.

                  Based upon the foregoing, it is our opinion that the above-referenced Shares, when issued for payment as described in the Trust's Prospectus, will be legally issued, fully paid and non-assessable by the Trust.

                  We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 5 to the Trust's Registration Statement.


                                              Very truly yours,

                                              /s/ DRINKER BIDDLE & REATH
                                              ------------------------------
                                              DRINKER BIDDLE & REATH